                                   EXHIBIT A
                                   ---------

                        Directors and Executive Officers
                        --------------------------------

     The names of the President, Fellows and Executive Officers of Harvard and their business addresses and present principal occupation or employment are set forth below. If no business address is given, the business address of such director or executive officer is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.


President, Fellows and Executive Officers of Harvard College
------------------------------------------------------------

Name                                     Office/Position
----                                     ---------------

Lawrence H. Summers                         President

D. Ronald Daniel                            Treasurer

Mark Goodheart                              Secretary

Hanna H. Gray                               Fellow

Conrad K. Harper                            Fellow

James R. Houghton                           Fellow

Robert G. Stone, Jr.                        Fellow

Herbert S. Winokur, Jr.                     Fellow